Exhibit 99.1

Cooper Standard Announces Final Results of its Self-Tender Offer

NOVI, Mich., May 8, 2013 – Cooper-Standard Holdings Inc. (OTCBB: COSH), the parent company of Cooper Standard Automotive, a leading global supplier of automotive sealing, fuel and brake and fluid transfer systems, today announced the final results of its cash tender offer to purchase up to 4,651,162 shares of its common stock, which expired at 12:00 midnight, New York City time, at the end of the day on May 2, 2013.

Based on the final count by Computershare, the Company’s depositary for the tender offer, a total of 6,008,477 shares of the Company’s common stock were properly tendered and not properly withdrawn in the tender offer. Because more than 4,651,162 shares were properly tendered and not properly withdrawn, the tender offer was oversubscribed. As a result, pursuant to the terms of the tender offer, shares will be accepted on a pro rata basis, except for tenders of “odd lots,” which will be accepted in full. The depositary has informed the Company that, after giving effect to the priority for “odd lots,” the final proration factor for the tender offer is approximately 77.0 percent.

Based on these final results and in accordance with the terms and conditions of the tender offer, the Company has accepted for purchase, on a pro rata basis, 4,651,162 shares of its common stock at a purchase price of $43.00 per share, for an aggregate cost of approximately $200 million. The Company will promptly pay for the shares accepted for purchase, and any shares tendered and not purchased will be returned to the tendering shareholders promptly thereafter.

The number of shares purchased by the Company represent approximately 26.1 percent of the Company’s outstanding shares of common stock as of April 30, 2013.

All inquiries about the tender offer should be directed to D.F. King & Co., Inc. toll free at (800) 659-6590 (banks and brokers may call collect at (212) 269-5550).

About Cooper Standard

Cooper Standard, headquartered in Novi, Mich., is a leading global supplier of systems and components for the automotive industry. Products include vehicle sealing and exterior systems, fluid and anti-vibration systems. Cooper Standard employs more than 22,000 people globally and operates in 19 countries around the world. For more information, please visit www.cooperstandard.com.

Forward Looking Statements

This news release includes “forward-looking statements,” including, in particular, statements about the Company’s plans, strategies, prospects, financing and tender offer. The words

“estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future or conditional verbs, such as “will,” “should,” “could” or “may” and variations of such words or similar expressions are intended to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, which include, but are not limited to: cyclicality of the automotive industry with the possibility of further material contractions in automotive sales and production affecting the viability and financial condition of customers; global economic uncertainty, particularly in Europe; loss of large customers or significant platforms; supply shortages; escalating pricing pressures and decline of volume requirements from customers; the Company’s ability to meet significant increases in demand; availability and increasing volatility in cost of raw materials or manufactured components; the Company’s ability to continue to compete successfully in the highly competitive automotive parts industry; risks associated with the Company’s non-U.S. operations; foreign currency exchange rate fluctuations; the Company’s ability to control the operations of joint ventures for its benefit; the effectiveness of the Company’s lean manufacturing and other cost savings plans; product liability and warranty and recall claims that may be brought against the Company; work stoppages or other labor conditions; natural disasters; the Company’s ability attract and retain key personnel; the Company’s ability to meet customers’ needs for new and improved products in a timely manner or cost-effective basis; the possibility that the Company’s acquisition strategy may not be successful; the Company’s legal rights to its intellectual property portfolio; environmental and other regulations; legal proceedings or commercial and contractual disputes that we may be involved in; the possible volatility of the Company’s annual effective tax rate; the Company’s ability to generate sufficient cash to service its indebtedness, obtain future financing, and meet dividend obligations on its 7 percent preferred stock; the Company’s underfunded pension plans; significant changes in discount rates and the actual return on pension assets; the possibility of future impairment charges to the Company’s goodwill and long-lived assets; the ability of certain shareholders to nominate certain members of the board of directors; operating and financial restrictions imposed on the Company by its bond indenture and credit agreement; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. Readers should not put undue reliance on any forward-looking statements. Readers should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.cooperstandard.com).

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Contact for Analysts:	Contact for Media:

Glenn Dong Cooper Standard (248) 596-6031 investorrelations@cooperstandard.com	Sharon Wenzl Cooper Standard (248) 596-6211 sswenzl@cooperstandard.com

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